TRAVIS INDUSTRIES, INC.
                 2305 CANYON BOULEVARD, SUITE 103
                     BOULDER, COLORADO 80302
              Tel: (303) 247-1313 - Fax: (303) 247-1315




                         July 31, 1998

Dear Stockholder:

You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Travis Industries, Inc. Tuesday, September 1, 1998 at 10:00 a.m. (MDT) at the offices of the corporation located at 2305 Canyon Blvd., Suite 103, Boulder, Colorado.
Since we have very limited space at our offices, please notify us in advance of your intention to attend in person, so we may make appropriate accommodations. We look forward to this opportunity to update you on developments at Travis.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.


                              Sincerely,


                              Thomas P. Raabe
                              Chairman

                      TRAVIS INDUSTRIES, INC.
                  2305 CANYON BOULEVARD, SUITE 103
                      BOULDER, COLORADO 80302
              Tel: (303) 247-1313 - Fax: (303) 247-1315
         ________________________________________________

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                TO BE HELD SEPTEMBER 1, 1998
         ________________________________________________


To the Stockholders of Travis Industries, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders of Travis Industries, Inc. (the "Company") will be held at the offices of the corporation, located at 2305 Canyon Blvd., Suite 103, Boulder, Colorado, at 10:00 a.m., mountain daylight time, on Tuesday, September 1, 1998, for the following purposes:

1. To elect five directors to serve until the next annual meeting of Shareholders of the Company and until their successors have been duly elected and qualified.


2. To consider and adopt the proposed 1998 Omnibus Stock
Option and Incentive Plan.

3. To approve various changes to the Articles of Incorporation, including:

a. To change the name of the corporation to Arete
Corporation.
b. To eliminate the par value for all capital stock of the Company;
c. To combine all authorized but unissued capital stock including common and preferred stock into a single category of no par value capital stock, which may be subsequently designated into separate classes or series of classes of common and/or preferred by resolution of the board of directors; and

d. To ratify and adopt amended and restated articles of incorporation making certain perfunctory amendments recommended by the board of directors.

4. To ratify the continuation of Schumacher & Associates,
Inc., Englewood, Colorado as independent public accountants to audit the financial statements of the Company for the fiscal year ending March 31, 1999.

5. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

Only Stockholders of record at the close of business on July
1, 1998, are entitled to notice of and to vote at the meeting, or any adjournment thereof.

Stockholders unable to attend the Annual Meeting in person are requested to read the enclosed Proxy Statement and then complete and deposit the enclosed Proxy Card together with any power of attorney or other authority, if any, under which it was signed, or a notarized certified copy thereof, with the Company's transfer agent, American Securities Transfer & Trust, Inc. 938 Quail Street, Operations Center, Suite 101, Lakewood, Colorado 80215-5513, at least 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time of the Annual Meeting or adjournment thereof or with the chairman of the Annual Meeting prior to the commencement thereof.

Unregistered Stockholders who received the Proxy through an intermediary must deliver the Proxy in accordance with the instructions given by such intermediary.

                     BY ORDER OF THE BOARD OF DIRECTORS


                     Thomas P. Raabe, Chairman
                     July 31, 1998



                           IMPORTANT


THE PROXY STATEMENT WHICH ACCOMPANIES THIS NOTICE OF ANNUAL
MEETING OF STOCKHOLDERS CONTAINS MATERIAL INFORMATION CONCERNING
THE MATTERS TO BE CONSIDERED AT THE MEETING, AND SHOULD BE READ
IN CONJUNCTION WITH THIS NOTICE.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                    THANK YOU FOR ACTING PROMPTLY

                        TRAVIS INDUSTRIES, INC.
                    2305 CANYON BOULEVARD, SUITE 103
                        BOULDER, COLORADO 80302
                 Tel: (303) 247-1313 - Fax: (303) 247-1315


                           PROXY STATEMENT
                  ANNUAL MEETING OF STOCKHOLDERS

                        September 1, 1998

                         BOULDER, COLORADO

     This Proxy Statement is being furnished to stockholders of Travis Industries, Inc. (the "Stockholders") in connection with the solicitation of proxies by the Board of Directors of Travis Industries, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the corporate offices of the Company located at 2305 Canyon Blvd., Suite 103, Boulder, Colorado, at 10:00 a.m., mountain daylight time, on Tuesday, September 1, 1998, and at any adjournments thereof for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement and the accompanying form of proxy are first being mailed to Stockholders on or about July 31, 1998. All costs of soliciting proxies will be borne by the Company.

     The close of business on July 1, 1998, has been fixed as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the record date, there were 216,184,655 shares of the Company's Common Stock, par value $.0001 per share (the "Common Stock"), issued and outstanding, and 28,400,000 shares of the Company's Series B Convertible Preferred Stock ("Series `B' Preferred Stock") issued and outstanding that are entitled to vote the equivalent of 5,680,000 shares of Common Stock (the "Common Stock Equivalents").

     The presence, in person or by proxy, of one third of the outstanding shares of Common Stock and the Common Stock Equivalents on the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum. If a quorum is not present or represented by proxy at the Annual Meeting, the Stockholders present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present or represented by proxy. At any such adjourned Annual Meeting at which a quorum is present or represented by proxy, any business may be transacted that might have been transacted at the original Annual Meeting.

     With respect to the election of directors, votes may be cast in favor or withheld. Directors are elected by a plurality of the votes cast at the Annual Meeting, and votes that are withheld will be excluded entirely from the vote and will have no effect. Stockholders may not cumulate
                            Page 1
their votes in the election of directors. The affirmative vote of a majority of the shares of Common Stock and the Common Stock Equivalents present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of all of the proposals recommended by the board of directors. Abstentions will have the same effect as a vote against a proposal.

     All shares represented by properly executed proxies, unless such proxies have been previously revoked, will be voted at the Annual Meeting in accordance with the directions set forth on such proxies.

     If no direction is indicated on proxies, the shares represented by such proxies will be voted (i) FOR the election of the nominees named herein, (ii) FOR the proposed name change of the corporation to Arete Corporation; (iii) FOR the proposed amendment to eliminate the par value of all capital stock of the Company; (iv) FOR the proposed amendment to combine all authorized but unissued capital stock into one undesignated class which may be subsequently designated into separate classes and series of classes of common or preferred stock in the discretion and by resolution of the board of directors; (v) FOR the proposed restated and amended articles of incorporation including certain housekeeping and conforming amendments proposed by the board of directors to conform the Articles of Incorporation to current corporate law; (vi) FOR the proposed 1998 Omnibus Stock Option and Incentive Plan; (vii) FOR continuation of the Company's independent public accountants as its auditors for the current fiscal year, and (viii) to transact such other business as may properly come before the meeting.

      The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by one of the following methods: (a) the execution and submission of a revised proxy, (b) written notice to the Secretary of the Company, or (c) voting in person at the Annual Meeting.

                           ANNUAL REPORT

     A copy of the Company's 1998 Annual Report on Form 10-KSB is being mailed with this Proxy Statement. The Annual Report does not form any part of the material for solicitation of proxies.
Part III including Items 9 through 12 of Form 10-KSB have been incorporated by reference to information provided in this Proxy Statement, to which the reader's attention is directed. (See - Additional Information).

     The Company will provide, without charge, a copy of its Annual Report on Form 10-KSB, including financial statements and exhibits thereto, upon written request to Fred Boethling, Secretary of the Company, at 2305 Canyon Boulevard, Suite 103, Boulder, Colorado 80302. The Company's telephone number is (303) 247-1313 and its fax number is (303) 247-1315.
                            Page 2

                        MANAGEMENT PROPOSALS

                             ITEM  1

                        ELECTION OF DIRECTORS

     Term of Office. The directors hold office until the next annual meeting of stockholders and/or serve until their resignation or their successors are duly elected and qualified. The Bylaws of the Company provide that the number of directors will be determined by the Board of Directors, but shall not be less than three (3) unless there are less than three shareholders, in which case there shall be as many directors as shareholders. Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote for the election of such person(s) as may be nominated by the Board of Directors.
The Board of Directors has designated that the number of members will be increased to five (5) directors, and have proposed the following slate of nominees:

                         DIRECTOR NOMINEES

     Thomas P. Raabe (45) Mr. Raabe has served as Chief Executive Officer and Director of the Company since May 1, 1998. Mr. Raabe formerly served as special securities and business counsel on specific projects from time to time for the Company since approximately 1994. Mr. Raabe has 16 years experience as an entrepreneurial attorney and business consultant, practicing law in Colorado and representing corporate clients in complex situations across the nation. As a solo practitioner, Mr. Raabe has specialized in securities transactions and compliance, entity formation and governance, business reorganizations, mergers and acquisitions, and technology protection and exploitation. Mr. Raabe has been a founder, director and/or counsel for a number of start-up and development stage companies including robotics, high-technology, durable medical equipment, advanced composites, optics, engineering, film entertainment and most recently, outdoor and extreme sports ventures. Mr. Raabe has been involved as special counsel for a number of public and private companies with the responsibility to design and execute corporate finance transactions, capital restructuring projects and corporate securities compliance for several Securities Exchange Act reporting companies. During 1995 and 1996, Mr. Raabe served as Chairman of the Board and Chief Executive Officer of Quality Products, Inc., a $35 million formerly AMEX listed company which was loosing $300,000 per month, ("Quality") as a member of a team installed by a dissident shareholder group to remove management and save the company from liquidation. Mr. Raabe served as CEO and sole director coordinating the activities of each of three subsidiary companies of Quality. Multipress Company, a manufacturer of hydraulic presses in Columbus, Ohio was Quality's only profitable operation and was preserved. Technical Metals Company, a steel service company in Detroit, was liquidated to pay down the company's secured creditor to a nominal amount. QPI Consumer Products Company, a sports-related consumer products manufacturer could not be turned around, and as part of the turn-around, filed and completed a Liquidating Plan of Reorganization under Chapter 11 of the U.S. Bankruptcy Code. Once threatened with complete liquidation which would left six thousand shareholders with nothing, Mr. Raabe completed the legal and transactional steps necessary and, in February, 1997 left the company on its way back to

                         Page 3

profitability.   Mr. Raabe then formed Boulder Sports, LLC with
Mr. Boethling to pursue acquisition and capital funding transactions, with principal focus on extreme sports related technologies and businesses. Mr. Raabe received his undergraduate degree in political science from the University of Denver and his Juris Doctorate from the University of Denver College of Law, in 1981. In addition, Mr. Raabe pursued a graduate degree in Mineral Economics jointly with his law degree and completed three semesters graduate course work and comprehensive examinations toward a doctorate degree from the Colorado School of Mines.

     Fred C. Boethling (52) Mr. Boethling serves as Chief Financial Officer, Secretary/Treasurer and Director of the Company. Mr Boethling is Co-Managing Partner of Capstone Partners which owns a one-half management interest in Boulder Sports, LLC with Mr. Raabe. Mr. Boethling's career is characterized by entrepreneurial initiative and employment of strict and fundamental business principals to the development of business enterprises. From 1989 to 1993, Mr. Boethling was President, CEO and Chairman of the Board of Directors of KLH Engineering Group, Inc, a NASDAQ-listed engineering services holding company. During this period, Mr. Boethling developed the in-house management systems and procedures, developed and managed the company's acquisition program, evaluated over 400 acquisition
candidates and completed 17 acquisitions.   From 1983 to 1988,
Mr. Boethling was Chairman of Sandstone Capital Corp., a private management consulting and investment firm specializing in start-ups. From 1979 to 1982, he was a co-founder, President and Director of Hart Exploration & Production Co., a NASDAQ-listed independent oil and gas firm. Prior to that, for a period of eleven years, Mr. Boethling was employed by Cities Service Oil Co., a Tulsa, Oklahoma-based, NYSE-listed major oil company, first as an Engineer in Midland, Texas and then as Exploration Manager for Canada-Cities Service, Ltd., the Canadian subsidiary of Cities Service. Mr. Boethling graduated 1968 from the University of Minnesota with a Bachelor's degree in engineering.

     Steven E. Reichert (nominee) (50) Mr. Reichert presently

serves as a legal and financial consultant to the Company. Mr. Reichert is Co-Managing Partner of Capstone Partners with Mr. Boethling. From 1991 to 1994, Mr. Reichert was associated with the international law firm of Popham, Haik, Schnobrich & Kaufman, Ltd. where he practiced in the area of securities and complex commercial litigation. Prior to that, Mr. Reichert was a founder and Senior Vice President and Director responsible for strategic planning, acquisitions and capital development for Sequal Corporation, a NASDAQ-listed, Denver-based telecommunications company. From 1979 to 1982, Mr. Reichert was a co-founder, Senior Vice President and Director of Hart Exploration & Production Co., a NASDAQ-listed independent oil and gas firm. From 1966 to 1979, Mr. Reichert was Vice President in charge of the Underwriting Department at Dain Bosworth, Inc. a regional investment banking firm. He is a member of the Board of Arbitrators for the National Association of Securities Dealers. Mr. Reichert earned his Juris Doctor degree (Cum Laude) from Hamline University School of Law and a BA in economics from the University of Minnesota.

     Thomas Y. Gorman (nominee) (38) Mr. Gorman is currently employed in Aurora, Colorado as Chief Financial Officer of In-Store Media Systems, Inc. In Store Media Systems, Inc. is in the business of distributing and redeeming packaged goods manufacturers' coupons. From 1993 to 1998, Mr. Gorman was Director of Business Development for PAC Enterprises, Inc. which is involved in the building of beverage can manufacturing plants around the world. While at PAC

                           Page 4

Enterprises he coordinated the financing of turn-key and joint venture aluminum can manufacturing plants in Asia, Africa, South America, Eastern Europe and Russia. As an outside director Mr. Gorman will bring his extensive financial, business analysis and marketing expertise and contacts to help the Company's search for and evaluation of new business opportunities. Mr. Gorman earned his BA in Economics from DePauw University and his MBA from the University of Colorado.

     Keith A. Talbot (nominee) (40) Mr. Talbot is Managing Member and Chief Executive Officer of SourceOne Worldwide, LLC, a Colorado Limited Liability Company and is principally owned by Mr. Talbot.. Mr. Talbot is trained as an Industrial Engineer and prior to purchasing SourceOne from his former employer, was principally engaged as a turn-around expert. Mr. Talbot's company is engaged in printing, direct-mail, customer service, fulfillment, telemarketing and a broad range of marketing support services. Mr. Talbot's experience and present employment will be highly beneficial to the Company's current turn-around efforts. From 1996 to 1997, Mr. Talbot served as General Manager of AGI, a commercial printing company serving the entertainment, multi-media and cosmetics industry. From 1994 to 1996 Mr. Talbot was General Manager of Neodata a direct marketing services company in the publishing, consumer products and service industries. From 1991 to 1994 he was a Plant Manager for Avery Dennison a multi-billion dollar industrial products company where he was responsible for managing a $35 million operating budget and implementing a turnaround plan. Since 1980 he has served in similar capacities with Frito-Lay and Deere & Company. Mr. Talbot earned his BS degree in Industrial Engineering from the University of Michigan and his MBA from the University of Northern Iowa.

     Directorships and Family Relationships.   None of the
director (nominees) hold directorships in any other public companies. None of the directors (nominees) are related by way of family relationship to any of the other directors or officers of the Company.

     Board of Directors, Committees and Meetings.

     The board currently has no specialized committees, although the Company's bylaws provide for the creation of such committees.
 At the organizational meeting of directors after the shareholders meeting, the board intends to designate a compensation committee and an audit committee, all of which functions are currently carried out by the full board. The compensation committee will review all officer compensation and will manage employee benefit plans including the proposed 1998 Omnibus Stock Option and Incentive Plan. The auditing committee will be charged with monitoring and setting all accounting principals, reporting systems, internal accounting and bookkeeping procedures for the company and will oversee the activities of the company's outside independent auditors.

     During the last fiscal year, there were no meetings of the board of directors who acted only by unanimous consent. On May 1, 1998 the previous board of directors resigned and appointed Mr. Raabe, Boethling and Skinner as successor directors until the pending annual meeting for the election of directors. Pursuant to written agreement dated May 1, 1998, Boulder Sports has nominated the majority of board members. Liberty was given the right to nominate one director for the upcoming election and failed to do so and the board has nominated Mr. Gorman to fill this position.

                             Page 5

      Directors' Fees. Board Members who are also employees currently receive no fees or other compensation for their services as directors. Outside directors will receive a small fee for attending meetings and will be reimbursed their reasonable out of pocket expenses incurred in attending board and committee meetings. Each director will be eligible to receive options and other incentives from the 1998 Omnibus Stock and Incentive Plan more particularly described in disclosure set forth for Item No. 2 hereof, although no determinations have been made to date. All directors are entitled to reimbursement for reasonable expenses incurred in attending such meetings.

     Compliance with Section 16(a) of the Exchange Act. The Company files its periodic and annual reports pursuant to Section 15(d) of the Securities Exchange Act of 1934, accordingly, directors, executive officers and 10% stockholders are not required under Section 16 of the Securities Exchange Act of 1934 to file reports of ownership and changes of ownership with the Securities and Exchange Commission.

THE BOARD OF DIRECTORS HAS NOMINATED THE ABOVE-REFERENCED DIRECTORS FOR ELECTION BY THE STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE. THE ELECTION OF THESE DIRECTORS REQUIRES A PLURALITY OF THE VOTES CAST BY THE HOLDERS OF SHARES OF COMMON STOCK AND COMMON STOCK EQUIVALENTS PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE IN THE ELECTION OF DIRECTORS.


                          ITEM 2

         ADOPTION OF THE 1998 OMNIBUS STOCK OPTION
                    AND INCENTIVE PLAN

     The 1998 Omnibus Stock Option and Incentive Plan (the "Plan") was adopted by the Board of Directors pursuant to the Change in Control Agreement effective May 1, 1998, subject to approval of the Stockholders. If approved by the Stockholders, the Plan will allow both qualified and non-qualified stock option grants and stock appreciation rights, restricted stock purchase rights, bonuses and performance awards, stock compensation in lieu of salary and dividend equivalents as determined by the Board of Directors, ("Board") or a committee, ("Committee") appointed by the Board of Directors to administer the Plan. A summary of the Plan is set forth below, and the full text of the Plan will be provided at the meeting or to shareholders making a request for a copy prior to the date of the meeting. The Company has designated approximately 24 Million shares to the Plan and pursuant to the Change in Control Agreement one half (1/2) of such shares will be reserved to Messrs. Raabe, Hobbs and Boethling and one-half (1/2) reserved for future grants to key employees, directors and consultants/advisors.

     Eligibility. The Plan is open to key employees (including officers and directors), consultants of the Company and its affiliates ("Eligible Persons").

     Transferability. Awards under the Plan are not transferable.

                             Page 6

     Changes in the Company's Capital Structure. The Plan will not effect the right of the Company to authorize adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure. In the event of an adjustment, recapitalization or reorganization the award shall be adjusted accordingly. In the event of a merger, consolidation, or liquidation, the Eligible Person will be eligible to receive a like number of shares of stock in the new entity he would have been entitled to if immediately prior to the merger he had exercised his option. The Board or the Committee may waive any limitations imposed under the Plan so that all options are immediately exercisable.

     Options and Sars. The Company may grant qualified and nonqualified incentive stock options and stock appreciation rights (SARS).

     Option price. Incentive options shall be not less than the greater of (i)100% of fair market value on the date of grant, or
(ii) the aggregate par value of the shares of stock on the date of grant. The Board or the Committee, at its option, may provide for a price greater than 100% of fair market value. The price for 10% or more Stockholders shall be not less than 110% of fair market value.

     Duration. No option or SAR may be exercisable after the period of 10 years. In the case of a 10% or more Stockholder no incentive option may be exercisable after the expiration of five years.

     Amount exercisable-incentive options. No option may be exercisable within six months from its date of grant. In the event an Eligible Person exercises incentive options during the calendar year whose aggregate fair market value exceeds $100,000, the exercise of options over $100,000 will be considered non-qualified stock options.

     Exercise of Options. Options may be exercised by written notice to the Board or the Committee with:

     (i) cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares;

     (ii) by surrender of stock owned by the Eligible Person at its fair market value on the date of exercise;

     (iii) by cancellation of indebtedness owed by the Company to the Eligible Person;

     (iv) with a full recourse promissory note executed by the Eligible Person;

     (v) any combination of the foregoing.

     Sars. SARs may, at the discretion of the Board or the Committee, be granted under the Plan to permit the Eligible Person to receive a number of shares or a cash amount or a combination of cash and Shares based upon the Fair Market Value, book value or other measure determined by the Board or the Committee.

                             Page 7

     Restricted Stock Awards.   The Board or the Committee may

issue shares of stock to an Eligible Person subject to the terms of a restricted stock agreement. The restricted stock may be issued for no payment by the Eligible Person or for a payment below the fair market value on the date of grant. Restricted stock shall be subject to restrictions as to sale, transfer, alienation, pledge or other encumbrance and generally will be subject to vesting over a period of time specified in the restricted stock agreement. The Board or the Committee shall determine the period of vesting, the number of shares, the price, if any, of stock included in a restricted stock award, and the other terms and provisions which are included in a restricted stock agreement.

     Award of Stock Payments. The Board or the Committee may award shares of stock to Eligible Persons who elect to receive such payments . The number of Shares will be determined by the Board or the Committee and may be based upon the fair market value, book value or other measure of the value of such shares on the date of the Award.

     Amendment or Termination of the Plan. The Board or the Committee may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Exchange Act, no amendment that would (a) materially increase the number of shares of stock that may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or
(c) otherwise materially increase the benefits accruing to participants under the Plan, shall be made without the approval of the Company's Stockholders.

THE BOARD OF DIRECTORS HAS APPROVED THE ADOPTION OF THE PLAN AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED PLAN. SUCH ADOPTION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK AND COMMON STOCK EQUIVALENTS PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING.

                         ITEM 3

        RATIFICATION OF AMENDMENTS TO THE ARTICLES OF INCORPORATION

(The following three proposals are integral and will be voted on as one proposal on the attached proxy as Proposal 3.)

A.      Changing the name of the Company to "Arete
Corporation.";

     In July 1998, the Board of Directors recommended and adopted a resolution to amend Article I of the Company's Certificate of Incorporation to change the corporate name of the Company from Travis Industries, Inc. to `Arete Corporation' and directed that the resolution be submitted to the Company's stockholders at the Annual Meeting for their consideration and approval. The Board of Directors has determined that changing the corporate name to Arete Corporation. is in the best interests of the Company and the stockholders because the change will enable the Company to:
(i) mark a clear departure from its former business identity; and
(ii) to better represent itself and its subsidiaries to its stockholders and prospective investors as operating under a holding company format intending to induce expansion and growth internally through careful management of resources and through strategic acquisition without unduly diluting the current shareholders' equity ownership.

                           Page 8
     The proposed resolution is as follows:

     RESOLVED, that, Article I of the Company's Articles of
     Incorporation be amended in its entirety to read as follows: "The name of the corporation is `Arete
     Corporation.' (the "Corporation")".

THE BOARD OF DIRECTORS HAS APPROVED A RESOLUTION TO CHANGE THE NAME OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED RESOLUTION . ADOPTION OF THE RESOLUTION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK AND COMMON STOCK EQUIVALENTS PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING.

B. To eliminate the par value for all capital stock of the Company; and

C. To combine all authorized but unissued capital stock including common and preferred stock into a single category of no par value capital stock, which may be subsequently designated into separate classes or series of classes of common and/or preferred by resolution of the board of directors.

     In July, the Board of Directors adopted resolutions to modify Article III of the Articles to remove par value from all shares of capital stock and to combine authorized but unissued shares into a single class as is now allowed by the Colorado Business Corporation Act (the "Act"). This eliminates the arcane, cumbersome and confusing convention of par value, and eliminates the need for two distinct kinds of equity until a class or series has actually been created and issued. Management believes that this generally will make the equity section of the Company's balance sheet easier to understand. Fundamentally, the Company will be able to state its total authorized but unissued shares as a single undesignated amount and can later designate by resolution of the Board of Directors, classes and series of classes of common or preferred shares from one `pool'. Amending the Articles of Incorporation to allow for such later designation will eliminate the need to call a special shareholders meeting to adjust the number of authorized but unissued common or preferred shares to fit a particular circumstance. Additionally, the Board of Directors recommends that the Articles be amended to allow for issuance of certificated or uncertificated shares.

     Accordingly the proposed resolution is as follows:

     RESOLVED, that Article III will be replaced in its entirety to read as follows:

                       "ARTICLE III
                         Capital

     The aggregate number of capital shares which the corporation shall have authority to issue

                          Page 9

is Five Hundred Million (500,000,000). Except for any class or series of common or preferred shares that may be subsequently established from time to time by resolution of the board of directors pursuant to this Article III, each capital share of this corporation shall be a voting Common Share without par value, shall have unlimited voting rights, and shall be entitled to receive the net assets of the corporation upon dissolution. Issuance of fractional shares is expressly authorized in the discretion of the board of directors or as provided for in the bylaws.

     The board of directors of this corporation shall have the authority to establish by resolution different classes or series of common or preferred shares and, within the limitations provided by the Colorado Business Corporation Act, S 7-106-102, or any similar provision as may later be adopted, to fix by resolution the voting powers, designations, preferences, and relative participating, optional, or other special rights, and the qualifications, limitations, or restrictions of the shares of any such class or series so established.

     The shares of the corporation may be issued for consideration as may be fixed from time to time by the board of directors of the corporation, which consideration may consist of any tangible or intangible property or benefit to the corporation including cash, promissory notes, services performed and any other securities of the corporation. The judgment of the board of directors as to the value of any property or services received shall, in the absence of fraud or bad faith, be conclusive upon all persons for adequacy of consideration received with respect to whether such shares are validly issued, fully paid and nonassessable. Upon receipt of the consideration for which the board of directors has authorized the issuance of shares, the shares so issued therefore shall be deemed fully paid and nonassessable.

     Except as otherwise provided in the bylaws, the board of directors may authorize the issuance by the corporation of some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send to the shareholder a written statement of the information required on certificates pursuant to the provisions of subsections (2) and (4) of Sec. 7-106-206 and Sec. 7-106-208 of the Colorado Business Corporation Act, or any similar provision as may later be adopted."

THE BOARD OF DIRECTORS HAS APPROVED A RESOLUTION TO ELIMINATE PAR VALUE, TO COMBINE AUTHORIZED BUT UNISSUED CAPITAL STOCK OF THE COMPANY INTO AN UNDESIGNATED AGGREGATE WHICH MAY BE DESIGNATED BY THE BOARD AT A LATER DATE, AND TO ALLOW ISSUANCE OF CERTIFICATED OR UNCERTIFICATED SHARES AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED RESOLUTION . ADOPTION OF THE RESOLUTION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK AND COMMON STOCK EQUIVALENTS PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING.

D. To ratify and adopt restated and amended Articles of Incorporation incorporating all previous amendments, the amendments called for in the previous resolutions and minor amendments and updates occasioned by the cumulative amendments to the Colorado Business Corporation Act, since the date this Corporation was formed, all as set forth in the proposed
                          Page 10

 restated and amended Articles of Incorporation attached hereto as Exhibit A and incorporated herein by reference.

     In July, the Board of Directors adopted a resolution to modernize and update the Company's Articles of Incorporation to conform to statutory amendments since original incorporation of the Company and to incorporate past amendments enacted in restated and amended articles of incorporation of the Company.

     Accordingly the proposed resolution is as follows:

     RESOLVED, that the Restated and Amended Articles of Incorporation in substantially the form attached hereto as Exhibit "A" and incorporated herein by reference be adopted, ratified and approved.

THE BOARD OF DIRECTORS HAS APPROVED A RESOLUTION TO ADOPT RESTATED AND AMENDED ARTICLES OF INCORPORATION IN SUBSTANTIALLY THE FORM ATTACHED TO THIS STATEMENT AS EXHIBIT "A" AND INCORPORATED HEREIN BY REFERENCE. ADOPTION OF THE RESOLUTION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK AND COMMON STOCK EQUIVALENTS PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING.

                           ITEM 4

        RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Schumacher & Associates, Inc., Englewood, Colorado has served as the Company's independent auditors since fiscal year ended March 31, 1995 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending March 31, 1999. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

     A representative of Schumacher & Associates, Inc. is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS HAS APPOINTED AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF SCHUMACHER & ASSOCIATES, INC. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH
31, 1999.   RATIFICATION OF THE APPOINTMENT REQUIRES THE
AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK AND COMMON STOCK EQUIVALENTS PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING.

                         Page 11
                    ADDITIONAL INFORMATION

            IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the names, ages, nature of all positions and offices held by all directors and executive officers of the Company as of the latest practicable date, and the period or periods during which each such director or executive officer served in their respective positions.

<caption
                                                                      Date of

                                         Date of Election or      Termination or
   Name              Age   Positions Held     Designation          Resignation
Thomas P. Raabe<F1>   45   Chairman; CEO, Pres      5/1/98            N/A

Fred C. Boethling<F1> 52   Director; CFO, Secy &    5/1/98            N/A
                             Treas.

Jeffrey R. Skinner    50   Director, Secy & Treas   4/24/95           Res. As Officer
                                                                       on 5/1/98

Thomas Y. Gorman<F1>  41   Director Nominee         Nominee           N/A

Keith A. Talbot<F1>   40   Director Nominee         Nominee           N/A


Steven E. Reichert<F1>50   Director Nominee         Nominee           N/A

Peter N. Hobbs        33   Vice President           4/24/95           N/A

 <F1> Biographical information furnished in Item 1.

There have been no annual meetings held since the filing of the Bankruptcy Case, during which all previous officers and directors resigned and Messrs. Cayou and Skinner were appointed as board members and executive officers. Although no annual meeting of the stockholders of the Company was held during the previous two fiscal years, the failure to hold an annual meeting had no material adverse effect on the Company, and does not render any action taken by directors or executive officers of the Company during these fiscal years void or voidable.

Through a negotiated Change in Control Agreement between current management and Messrs Cayou and Skinner, the latter resigned and appointed Messrs Raabe and Boethling to the board of directors. Mr. Skinner has been appointed as an interim director until the upcoming shareholders meeting as nominee of Liberty Capital to assure a smooth transition of management until such time.

     Jeffrey R. Skinner (50) Mr. Skinner held his position as director of the Company since April 24, 1995 and resigned his position as Chief Financial Officer and Company Secretary Treasurer on May 1, 1998 pursuant to the referenced
Change in Control Agreement. Mr. Skinner is Vice President and Secretary of Liberty Capital, a substantial stockholder of the Company and has been associated with Liberty Capital since 1985. As a principal of Liberty Capital, Mr. Skinner has been involved in corporate financial consulting and shareholder and broker relations.

                          Page 12
Mr. Skinner previously held an NASD General Securities License as a Registered Representative, but has not been associated with any NASD Member since December, 1990. Also, pursuant to the Change in Control Agreement, Mr. Skinner resigned and was reappointed as interim director until the upcoming shareholders meeting.

     Peter N. Hobbs (33) Mr. Hobbs has been employed by the Company since 1986, and has held positions of Production and Manager and Customer Service Manager. Over the past five years, Mr. Hobbs has served as Vice President in the role of Plant General Manager overseeing the functions of production, graphics, customer service, order entry, billing, accounts receivable and shipping.

     Directorships.    To the knowledge of management, none of the
foregoing persons, while serving as a director or an executive officer of the Company was or is a director or a person nominated or chosen to become a director in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

                     EXECUTIVE COMPENSATION

     Cash Compensation Table

     The following table sets forth the aggregate compensation paid by the Company for services rendered during the periods indicated:

                 SUMMARY COMPENSATION TABLE

                                                       Long Term
                                                      Compensation
                    Annual Compensation             Awards      Payouts
   (a)       (b)      (c)     (d)    (e)         (f)     (g)      (h)     (i)
Name and    Year or                 Other     Restricted                All Other
Principal   Period   $       $      Annual    Stock     Option/ LTIP    Compensa-
Position<F2>Ended    Salary  Bonus  Compensa- Awards    SAR's   Payouts tion
                                    tion      ($)       ($)    (#)      ($)
Stephen    3/31/98   $30,000 -0-    -0-       -0-       -0-    -0-      N/A
E. Cayou   3/31/97   $30,000 -0-    -0-       -0-       -0-    -0-       1,200<F1>
Chairman,  3/31/96   $30,000 -0-    -0-       -0-       -0-    -0-      16,500<F1>
President
&CEO

<F1>Attributed as one-half of the amount of a management fee of
$32,100 paid to Liberty Capital by the Company during the pendency of the Bankruptcy Case, during fiscal year ended March 31, 1996, and one-half of the amount of a management fee of $2,400 paid to Liberty during fiscal year ended March 31, 1997.
<F2> Mr. Cayou resigned May 1, 1998 (See - Subsequent Event).
 - Mr. Raabe was not an officer during fiscal 1998.

                               Page 13
Termination of Employment and Change of Control Arrangement

      There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named in the Cash Compensation Tables set out above which would in any way result in payments to any such person because of his resignation, retirement or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company. Notwithstanding the foregoing, Messrs. Cayou and Skinner each received 588,235 shares of common stock as severance pay on their resignation effective May 1, 1998. (See - Certain Relationships and Related Transactions, Subsequent Event).

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The following tables set forth the shareholdings of the Company's directors and executive officers and those persons who own more than 5% of the Company's common stock as of July 1, 1998.

             (a) Stock Ownership of Certain Beneficial Owners

     ( 1)                 (2)                  (3)                       (4)
Title of Class    Name and Address of    Amount and Nature of      Percent of Class
                   Beneficial Owner      Beneficial Ownership
Common Stock    Liberty Capital Corp.     24,658,380 Shares ->
                490 Orchard St., Golden,  Direct<F1>                   11.4%
                Co. 80401                 1,176,470 Sh. Ind.<F1>       0.005%
                                          60,000,000 Shares -
                                          Indirect <F3>                27.8%
                                          Tot. 85,834,850              39.7%
Common Stock     Boulder Sports, LLC c/o  20,000,000 Shares-            9.3%
                 2305 Canyon Blvd,        Direct
                 Suite 103, Boulder,      2,688,235 Ind. <F2>           1.2%
                 Colorado 80302           30,346,380 Shares            14%
                                          Indirect <F3>

                                          30,000,000 Shares
                                          Indirect <F3><F4>            13.9%
                                          Tot. 84,346,380              38.4%

Common Stock of  Boulder Sports, LLC      1,250,000 Shares
Aggression Sports,                        Direct <F4>                   56%
Inc.

Common Stock     Voting Trust(3)          80,346,380 Shares            25.3%
                                          Direct<F1><F2>

Common Stock     Peter N. Hobbs           10,000,000 Shares
                                          Direct                        4.6%
                                          74,346,380 Ind. <F3>         34.4%
                                          Tot. 84,346,380               39%

Common Stock     Aggression Sports, Inc.  30,000,000 Shares
                                          Direct <F4>                  13.9%
                                          54,346,380 Ind.<F3>          25.1%
                                          Tot.  84,346,380              39%

Class B Pref'd   Gary McMullen            28,400,000 Shares Direct     100%
                                          Page 14

<F1>   Aggregated with ownership of Stephen E. Cayou and Jeffrey
R. Skinner of 1,176,470 shares issued as severance. 20,346,380 of such shares are subject to the Voting Trust <F3>
<F2>   Aggregated with ownership of Thomas P. Raabe and Fred
Boethling of 2,688,235 compensation shares, and of Fred Boethling and Steven E. Reichert through Capstone Partners, a Minnesota General Partnership.
<F3>    Aggregated with other shares contained in the Voting Trust dated May 1, 1998 expiring April 30, 1999, Thomas Y. Gorman, Voting Trustee c/o 2305 Canyon Blvd., Suite 103, Boulder, Co. 80302. Voting is preset for the current management's slate of directors, for the amendments to the Articles of Incorporation, for adoption of 1998 Omnibus Stock Option and Incentive Plan and for the retention of accountants. Subsequent voting on material corporate acts including mergers, consolidations, liquidation or winding up requires a meeting of members of the trust who may elect to vote individually or direct the trustee to vote by majority rule.
<F4>    Aggression Sports, Inc. is owned 44% by the Company and
56% by Boulder Sports, LLC until the Company infuses $100,000 cash into Aggression at which time it will control 54.5%. At this time Boulder Sports, LLC is attributed beneficial ownership of the 30,000,000 shares of the Company that Aggression owns. These shares are also part of the voting trust.



                     (b) Stock Ownership of Management
     ( 1)                 (2)                  (3)                       (4)
Title of Class    Name and Address of    Amount and Nature of      Percent of Class
                   Beneficial Owner      Beneficial Ownership
Common Stock    Thomas P. Raabe           2,100,000 Shares Direct*       0.9%
                c/o 2305 Canyon Blvd.,    80,346,380 Shares
                Suite 103, Boulder,       Indirect<F1>                  37.2%
                Colorado 80302            Tot.  82,446,380              38.1%

Common Stock    Fred Boethling            588,235 Direct*                0.3%
                c/o 2305 Canyon Blvd.,    80,346,380 Shares
                Suite 103, Boulder,       Indirect<F1>                  37.2%
                Colorado 80302            Tot.  80,934,615              37.5%

Common Stock    Steven E. Reichert        80,346,380 Shares

                c/o 2305 Canyon Blvd.,    Indirect<F1>                  37.2%
                Suite 103, Boulder,
                Colorado  80302


Common Stock    Jeffrey R. Skinner        588,235 Direct*                0.3%
                c/o 490 Orchard           84,658,380 Shares
                Golden, Co. 80401         Indirect <F2>                 39.2%
                                          Tot. 85,246,615               39.5%

Common Stock    Stephen E. Cayou<F3>      588,235 Direct*                0.3%
                c/o 490 Orchard           84,658,380 Shares
                Golden, Co. 80401         Indirect<F2>                  39.2%
                                          Tot.  85,246,615              39.5%

Common Stock    All Officers and
                Directors as a Group<F3>  88,523,085                    40.9 %

* Not subject to the referenced Voting Trust

                       Page 15,
<F1>    Messrs. Raabe, Boethling and Reichert are co-owners of

Boulder Sports, LLC. which is a participant in the Voting Trust,

and share voting and investment power over the referenced securities of the Company held beneficially, directly and indirectly, by Boulder Sports, LLC (and shared with other parties to the Voting Trust) and are therefore shown as beneficial owners of the same securities.
<F2>    Messrs. Cayou and Skinner are co-owners of Liberty Capital
Corp, and share voting and investment power over the referenced securities of the Company and are shown as beneficial owners of the same securities as are owned by Liberty Capital Corp. and the other shares in the referenced Voting Trust.
<F3>    Mr. Cayou resigned as an officer on May 1, 1998.  Includes
10,000,000 shares held by Peter N. Hobbs, all stock in the referenced Voting Trust and Shares held by the named individuals directly which are not subject to the Voting Trust.

     Contractual Arrangements Regarding Changes in Control. There are no arrangements known to management, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in the control of the Company.

     Compliance With Section 16(a) of the Exchange Act. The Company files reports under Section l5(d) of the Securities Exchange Act of 1934; accordingly, directors, executive officers and 10% stockholders are not required to make filings under
Section 16 of the Securities Exchange Act of 1934.

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Transactions with Management and Others.

     Liberty Capital and the Company were parties to an equipment lease of certain equipment acquired by Liberty Capital from a secured creditor of the Company. The terms of the agreement provided for 24 monthly payments of $1,400 commencing May 1, 1995. Effective April 1, 1997, the Company purchased the equipment subject to this lease for $42,800 and repaid back lease payments of $23,200 in exchange for 4,640,000 shares of the Company's common stock valued by the Board of Directors at $0.015 per share.

     During fiscal 1996, the Company paid Liberty $32,100 in management fees in addition to salaries to Messrs. Cayou and Skinner. The Company also acquired certain equipment from Liberty Capital for $18,000, which it resold for $17,000 shortly thereafter.

     During fiscal 1997, the Company paid Liberty $2,400 in management fees in addition to salaries to its principals as executive officers of the Company.

     During fiscal 1998, the Company repaid cash advances made by Liberty in the amount of $235,596 with a total of 15,706,380 shares of the Company's common stock. Such stock was valued by the Board of Directors at $0.015 per share.

                            Page  16

Subsequent Events.

     Subsequent to the end of fiscal 1998, current management entered into an agreement with former management to take over executive management and the Board of Directors of the Company. This agreement provided for contingent issuance of 20 Million shares of common stock to Boulder Sports, LLC as nominee for Messrs. Raabe and Boethling in consideration for their efforts to execute a turn-around of current operations and pursuing mergers and acquisitions in various industries including extreme and outdoor sports. Pursuant to the Agreement, certain of the shares would be subject to surrender and cancellation if certain performance benchmarks are not achieved within the first six months following the date of the Agreement.

     Also, pursuant to the agreement a subsidiary named Aggression Sports, Inc. ("Aggression") was formed and partly funded with new issuance by the Company of 30 Million shares of its common stock. By the agreement, until the Company funds $100,000 into Aggression Sports, Boulder Sports will own a controlling interest in Aggression. These shares are also subject to cancellation and surrender in the event that Aggression does not initiate and close an acquisition transaction between 6 and 12 months from the date of the Agreement. Boulder Sports, LLC is an affiliated entity of Messrs. Raabe and Boethling and they will be entitled to control the board of directors of Aggression. These shares have also been placed into the Voting Trust per the agreement.

     Pursuant to the agreement, Messrs. Raabe and Boethling are entitled to be paid transactional fees for completing successful transactions on behalf of the Company including capital funding transactions, acquisitions including mergers, asset purchases and acquisitions by reverse merger or share for share exchange. The fees are a Lehmans formula based on the aggregate gross value of the transaction payable in cash and/or securities at the option of the Company. Also, during the turn-around effort, Messrs. Raabe and Boethling will be paid a management fee of $60,000 for six months. This fee has been paid in the form of Common Stock valued at $0.025 per share and expires November 1, 1998. In the event that employment agreements are not entered into at that time, a new six month's management fee of $60,000 will be paid with either cash or stock valued at the average bid for the Company's stock on the OTC Bulletin Board for the 30 days preceding the date of the renewal. The company pays a monthly office stipend of $1,500 to Messrs. Boethling and Raabe for their offices in Boulder, which they share partially with the Company.

     Pursuant to the agreement, Messrs. Raabe and Boethling will be entitled to a break-up fee of $500,000 in the event that either former management or shareholders remove them from office or otherwise impair their ability to execute the turn-around for a period of 1 year from the date of the agreement. The Company granted Messrs. Raabe and Boethling a senior secured position in all assets and equipment of the Company to cover this contingency. Additionally, after 1 year from the inception date of the agreement, in the event that Messrs. Raabe and Boethling are removed from office or as directors of the Company, they will have the right to acquire the shares of Aggression held by the Company or to put their Aggression shares to the Company at their fair market value.

     Additionally, pursuant to the Agreement, the Company honored a verbal agreement between outgoing management and Mr. Peter N. Hobbs, its General Manager, and issued him 10 Million shares of Common Stock as a stock bonus and as an incentive to remain with the Company for up
                            Page 17

to one year, and to contribute extraordinary effort to the turn-around effort. Mr. Hobbs will forfeit all of such shares if he does not remain for six months from the inception date of the agreement and 1/2 of such shares should he resign or be terminated for cause before one calendar year from such date.

     Following the end of fiscal 1998, the Company issued
1,500,000 shares of its common stock for payment of legal fees to Mr. Raabe and 1,500,000 shares of common stock to Mr. Hobbs as payment for $37,500 accrued salary. Also, 588,235 shares each were issued to the two former officers of the Company as consideration for severance, valued at $15,000 each.

                     COST OF SOLICITATION

     The Company will bear the cost of the solicitation of proxies from its stockholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company's Common Stock, and the Company will reimburse such brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

                          OTHER MATTERS

Management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.


BY ORDER OF THE BOARD OF DIRECTORS


                      By:    Thomas P. Raabe
                      Chief Executive Officer

July 31, 1998

                               Page 18

                    Exhibit A to Proxy Statement

             Proposed Restated Articles of Incorporation
                          With Amendments

               RESTATED ARTICLES OF INCORPORATION
                          WITH AMENDMENTS
                                OF
                       ARETE INDUSTRIES, INC.

Pursuant to the provisions of the Colorado Business Corporation
Act, the undersigned corporation adopts the following amended and restated Articles of Incorporation. These articles correctly set forth the provisions of the Articles of Incorporation, as amended, and supersede the original Articles of Incorporation and all amendments thereto.

                          ARTICLE I
                            Name

     The name of the Corporation shall be:

                  Arete Industries, Inc.


                        ARTICLE II
                    Purposes and Powers

     The purpose for which this corporation is organized is to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Colorado
Business Corporation Act, 1973 Colorado Revised Statutes, Section
7-101-101 et. seq. including, but not limited to, such business or businesses as shall be specified in writing by the board of directors in the bylaws.


                        ARTICLE III
                          Capital

     The aggregate number of capital shares which the corporation shall have authority to issue is Five Hundred
Million (500,000,000). Except for any class or series of common or preferred shares that may be subsequently established from time to time by resolution of the board of directors pursuant to this Article III, each capital share of this corporation shall be a voting Common Share without par value, shall have unlimited voting rights, and shall be entitled to receive the net assets of the corporation upon dissolution. Issuance of fractional shares is expressly authorized in the discretion of the board of directors or as provided for in the bylaws.
                            Page A-1
The board of directors of this corporation shall have the authority to establish by resolution different classes or series of common or preferred shares and, within the limitations provided by the Colorado Business Corporation Act, Sec. 7-106-102, or any similar provision as may later be adopted, to fix by resolution the voting powers, designations, preferences, and relative participating, optional, or other special rights, and the qualifications, limitations, or restrictions of the shares of any such class or series so established.

The shares of the corporation may be issued for consideration as may be fixed from time to time by the board of directors of the corporation, which consideration may consist of any tangible or intangible property or benefit to the corporation including cash, promissory notes, services performed and any other securities of the corporation. The judgment of the board of directors as to the value of any property or services received shall, in the absence of fraud or bad faith, be conclusive upon all persons for adequacy of consideration received with respect to whether such shares are validly issued, fully paid and nonassessable. Upon receipt of the consideration for which the board of directors has authorized the issuance of shares, the shares so issued therefore shall be deemed fully paid and nonassessable.

     Except as otherwise provided in the bylaws, the board of directors may authorize the issuance by the corporation of some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send to the shareholder a written statement of the information required on certificates pursuant to the provisions of subsections (2) and (4) of Sec. 7-106-206 and Sec. 7-106-208 of the Colorado Business Corporation
Act, or any similar provision as may later be adopted.

                        ARTICLE IV
                     Period of Duration

     This corporation shall exist perpetually unless dissolved according to law.


                          ARTICLE V
                     No Cumulative Voting

     At the election of directors of the corporation, directors shall be elected by a majority vote of the shareholders, and the cumulative system of voting of shares of stock shall not be allowed.
                            Page A-2

                        ARTICLE VI
              Restriction on Transfer of Shares

     Transfer or registration of transfer of all, or any part of the shares of the corporation may be restricted by these Articles or any amendment hereto, the bylaws, an agreement among shareholders, or an agreement among shareholders and the corporation. The corporation is authorized to become party to agreements entered into by any of its shareholders including holders of rights convertible into, or carrying a right to subscribe for, or acquire shares. The board of directors is hereby authorized on behalf of the corporation to exercise the corporation's right to so impose such restrictions.

                       ARTICLE VII
                    Board of Directors

     The number of directors shall be fixed in accordance with the bylaws. The number of directors may be increased or decreased at any time by the adoption of or amendment to the bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. In the absence of any provision in the bylaws fixing the number of directors, the number shall be the same as provided in these Articles of Incorporation. The number of directors shall be not less than three, except there need be only as many directors as there are shareholders in the event that the outstanding shares are held by fewer than three shareholders.

     A director shall be a natural person who is eighteen years of age or older and need not be a resident of the state of Colorado or a shareholder unless the bylaws so prescribe.

     The board of directors may at any time appoint an advisory board consisting of directors, non-directors, shareholders and/or non-shareholders for the purpose of advising and counseling the board of directors, and may compensate such advisory board members in the manner provided in the bylaws or as determined by the board of directors in their sole discretion in the absence of a bylaw provision. Such advisory board shall serve in an advisory capacity only and membership per se shall not carry or impute the status of a director, officer, fiduciary, employee or agent of the corporation. Members of any such advisory board shall not, solely by virtue of holding such position, have any express or implied authority to act on behalf of the corporation, nor shall be deemed to hold any of the duties and responsibilities of a director, officer, fiduciary, employee or agent of the corporation to any member thereof. The corporation shall indemnify any advisory board member and shall advance reasonable legal costs and expenses to the fullest extent
                           Page A-3
permitted by law and/or as set forth in these Articles or in the bylaws, whichever provision is the most liberal.

                         ARTICLE VIII
        Indemnification/Limitation of Liability of Directors

The corporation shall, to the fullest extent permitted by the provisions of the Colorado Business Corporation Act,
Sec. 7-109-101 to Sec. 7-109-107, inclusive, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by said sections, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     Pursuant to the Colorado Business Corporation Act, Sec. 7-108-402, directors of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director of the corporation except that this provisions shall not eliminate or limit the liability of a director to the corporation or its shareholders for: (i) monetary damages for any breach of such director's duty of loyalty to the corporation or to its shareholders; (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any acts specified in the Colorado Business Corporation Act, Sec. 7-108-403, or (iv) for any transaction from which the director derived an improper personal benefit.

     In accordance with the Colorado Business Corporation Act
Sec. 7-109-108, as may be amended or supplemented, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or who, while a director, officer, employee, fiduciary or agent of the corporation is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of this Article X.

     Notwithstanding the foregoing, the corporation grants to its officers, directors, fiduciaries and agents any more expansive indemnification rights now or in the future created by case law or granted by statute in the State of Colorado.
                         Page A-4

                        ARTICLE IX
            Transactions with Interested Directors

     No contract or other transaction between the corporation and one (1) or more of its directors or officers or any other corporation, firm, association, or entity in which one (1) or more of its directors or officers are directors or officers or are financially interested shall be either void or voidable or be enjoined, set aside, or give rise to an award of damages or other sanctions solely because of such relationship or interest, or solely because such directors or officers are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

     (i) The material facts as to such relationship or interest and as to the subject transaction are disclosed or are known to the board of directors or committee, and the board of directors or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

     (ii) The material facts as to such relationship or interest and as to the subject transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is authorized, approved, or ratified in good faith by vote or written consent of the shareholders; or

     (iii) The contract or transaction was fair and reasonable to the corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof or the shareholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.


                        ARTICLE X
                   Dividend Restrictions

     This corporation may pay dividends in cash, property, or its own shares, and may redeem its shares at their fair market value or their face value except: (i) when the corporation is insolvent; or (ii) if after such dividend or distribution the corporation's total assets would be less than the sum of its total liabilities plus (unless these Articles of Incorporation or any subsequent amendment hereto, provide otherwise) the amount that
                          Page A-5
would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution; and (iii) subject to the provisions of the Colorado Business Corporation Act, Sec. 7-106-401, as amended, or any subsequent amendment thereof.

                        ARTICLE XI
             Quorum and Action of Shareholders

     One Third (1/3) of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, and the affirmative vote of fifty-one percent (51%) of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Such action of the shareholders may be taken at a meeting called for such purpose or in such manner as provided for in the bylaws.
                        ARTICLE XII
                   Voting of Shareholders

     The shareholders, by vote or concurrence of a majority of the outstanding shares of the corporation, or any class or series thereof, entitled to vote on the subject matter, may take any action which, except for this Article, would require a two-thirds vote under the Colorado Business Corporation Act, as amended.

                        ARTICLE XIII
                 Regulation of Internal Affairs

     The internal affairs of the corporation shall be regulated as provided for in the bylaws. The initial bylaws may be adopted by the initial incorporation(s) or by the initial board of directors. The power to alter, amend, or repeal the bylaws or to adopt new bylaws shall be vested in the board of directors. The bylaws may contain any provision for the regulation and management of the affairs of the corporation not inconsistent with the Colorado Business Corporation Act, as the same may be amended or supplemented or by these Articles of Incorporation.

     All corporate powers shall be exercised by or under the authority of the board of directors. The business and affairs of the corporation shall be managed under the direction of the board of directors, or as provided for in the bylaws, any committee of directors under such delegation of authority by the full board of directors as is permitted under the Colorado
Business Corporation Act, Sec. 7-108-206, as amended or supplemented.
                          Page A-6

                        ARTICLE XIV
                Restriction on Purchase of Shares

     This corporation shall have the right to purchase, take, receive, redeem or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares in accordance with the Colorado Business Corporation Act, Section 7-103-102, as amended, or any subsequent amendment thereof.


                        VERIFICATION

     The undersigned being the Secretary of the within corporation certifies that the foregoing Restated Articles of Incorporation with Amendments were adopted by shareholder vote at a meeting of shareholders held on September 1, 1998, in which the number of votes cast for the amendment by the shareholders as a whole including each voting group entitled to vote separately on the amendment was sufficient for approval by such shareholders and/or that voting group.

     IN WITNESS WHEREOF, the above-named Secretary hereby verifies that the foregoing are true and correct copy of the Restated Articles of Incorporation with Amendments duly approved by shareholders of the corporation at a meeting held on September 1, 1998.



Date:  ___________________  By:  ___________________________
                                 Fred C. Boethling, Secretary


                           Page A-7